UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Amerigon Credit Facility

On March 30, 2012, Amerigon Incorporated (“Amerigon”), entered into the fourth amendment (the “Amendment”) to the Credit Agreement, dated as of March 30, 2011, by and among, Amerigon, Amerigon Europe GmbH (“Amerigon Europe”), the lenders party thereto, including Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager (the “Credit Agreement”). Pursuant to the amendment, the lenders removed the requirement under the Credit Agreement that previously obligated Amerigon make prepayments on its outstanding indebtedness equal to the net proceeds received from the sale of Amerigon common stock in excess of the future obligations owed to the holders of Amerigon’s Series C 8% convertible preferred stock. The amendment permits Amerigon to retain any such excess amounts for general corporate purposes. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As previously disclosed, on March 23, 2012, Amerigon closed an offering of 5,290,000 newly issued shares of its common stock that resulted in the receipt of net proceeds of approximately $75.5 million, after deducting underwriting discounts and other estimated offering expenses. In the prospectus used for this offering, Amerigon stated that it intended to use the net proceeds from the sale of the common stock to make future redemption installment payments on, and pay dividends on, shares of its Series C 8% convertible preferred stock; provided, however, to the extent any net proceeds from the sale of the common stock were not used for such purposes, Amerigon stated that it intended to satisfy its obligation under the terms of the Credit Agreement to use such excess proceeds to make prepayments of its outstanding bank debt obligations. As a result of the Amendment, Amerigon no longer has an obligation under the Credit Agreement to make such prepayments in connection with the recently closed offering.

Amendment to W.E.T. Credit Facility

On March 30, 2012, W.E.T. Automotive Systems AG, an indirect subsidiary of Amerigon (“W.E.T.”) and W.E.T. Automotive Systems LTD., a Canadian corporation and affiliate of W.E.T. (“W.E.T. Canada”), entered into the fourth amendment (the “Fourth W.E.T. Amendment”) to the Credit Agreement, dated March 30, 2011, by and among W.E.T., W.E.T. Canada, Banc of America Securities Limited and the other lenders party thereto (the “German Credit Agreement”). Pursuant to the Fourth W.E.T. Amendment, W.E.T. and W.E.T. Canada are no longer required to cause Amerigon and Amerigon Europe to vote at each annual shareholder’s meeting of W.E.T. in favor of distribution of some or all of the profits of W.E.T. to W.E.T.’s shareholders. The foregoing description of the Fourth W.E.T. Amendment does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01	Other Events.

Immaterial Prior Amendment to W.E.T. Credit Facility

On November 14, 2011, W.E.T., W.E.T. Canada and the other parties to the German Credit Agreement entered into an immaterial amendment to the German Credit Agreement (the “Third W.E.T. Amendment”). The Third W.E.T. Amendment modified certain definitions and clarified certain terms concerning subsidiaries of W.E.T. Because Amerigon is filing the Fourth W.E.T. Amendment with this Current Report on Form 8-K, Amerigon has elected to simultaneously file the Third W.E.T. Amendment as well. A copy of the Third W.E.T. Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K, and the above description of such document is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1*	Fourth Amendment to Credit Agreement, dated as of March 12, 2012, by and among Amerigon Incorporated, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A.

10.2*	Third Amendment to Credit Agreement, dated as of November 14, 2011, by and among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., the financial institutions which are now or which hereafter become a party thereto and Banc of America Securities Limited.

10.3*	Fourth Amendment to Credit Agreement, dated as of March 23, 2012, by and among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., the financial institutions which are now or which hereafter become a party thereto and Banc of America Securities Limited.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: April 4, 2012	By:	/S/ BARRY G. STEELE
Barry G. Steele, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Fourth Amendment to Credit Agreement, dated as of March 12, 2012, by and among Amerigon Incorporated, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A.

10.2*	Third Amendment to Credit Agreement, dated as of November 14, 2011, by and among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., the financial institutions which are now or which hereafter become a party thereto and Banc of America Securities Limited.

10.3*	Fourth Amendment to Credit Agreement, dated as of March 23, 2012, by and among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., the financial institutions which are now or which hereafter become a party thereto and Banc of America Securities Limited.

*	Filed herewith

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